================================================================================

                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934
                               (AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       PROLONG INTERNATIONAL CORPORATION
               (Name of Registrant as Specified In Its Charter)

                                      N/A
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ---------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         ---------------------------------------------------------------------
     (5) Total fee paid:

         ---------------------------------------------------------------------

[_]  Fee paid previously by written preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         ---------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                       PROLONG INTERNATIONAL CORPORATION
                                    6 THOMAS
                            IRVINE, CALIFORNIA 92618

                                                                    May 15, 1998

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Prolong International Corporation (the "Company") to be held at 6:00 P.M. on Monday, June 15, 1998, at the Atrium Hotel (formerly the Airporter), located at 18700 MacArthur Blvd., Irvine, California 92612.

  At the Annual Meeting you will be asked to elect four directors of the Company and to approve the appointment of Deloitte & Touche, LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998. These matters are described in detail in the accompanying Notice of Annual Meeting and Proxy Statement. In addition, we will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

  We look forward to greeting personally those stockholders who are able to be present at the Annual Meeting. However, whether or not you plan to be with us at the Annual Meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

                                      Very truly yours,

                                      /s/ ELTON ALDERMAN

                                      Elton Alderman
                                      President, Chief Executive Officer and
                                       Chairman of the Board of Directors

                       PROLONG INTERNATIONAL CORPORATION
                                   6 THOMAS
                           IRVINE, CALIFORNIA 92618

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 15, 1998

                               ----------------

TO THE STOCKHOLDERS OF PROLONG INTERNATIONAL CORPORATION:

  The 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Prolong International Corporation (the "Company"), will be held at 6:00 P.M. on Monday, June 15, 1998, at the Atrium Hotel (formerly the Airporter), located at 18700 MacArthur Blvd., Irvine, California 92612, for the following purposes as more fully described in the accompanying Proxy Statement:

    1. To elect the following four (4) nominees to serve as directors for the respective periods indicated below:

      Class I: Melanie A. McCaffery, to serve until the Annual Meeting in
    1999.

      Class II: Tom T. Kubota, to serve until the Annual Meeting in 2000.

      Class III: Elton Alderman and Thomas C. Billstein, to serve until the Annual Meeting in 2001.

    2. To ratify the appointment of Deloitte & Touche, LLP as independent auditors of the Company for the fiscal year ending December 31, 1998; and

    3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  Stockholders of record at the close of business on April 20, 1998 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who are unable to attend the Annual Meeting in person are requested to complete and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. Stockholders who attend the Annual Meeting in person may revoke their proxy and vote their shares in person. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

                                          By Order of the Board of Directors

                                          /s/ THOMAS C. BILLSTEIN

                                          Thomas C. Billstein
                                          Secretary

Irvine, California
May 15, 1998

              PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

                       PROLONG INTERNATIONAL CORPORATION
                                   6 THOMAS
                           IRVINE, CALIFORNIA 92618

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 15, 1998

  This Proxy Statement is furnished to the holders of Common Stock, par value $.001 per share (the "Common Stock"), of Prolong International Corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company of the enclosed proxy for use at the Annual Meeting of Stockholders to be held on Monday, June 15, 1998 (the "Annual Meeting"), or at any adjournment thereof. The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters which will come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named as proxies will vote on them in accordance with their best judgment.

  Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Proxies will be mailed to stockholders on or about May 15, 1998 and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of Common Stock and will reimburse them for their reasonable expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum at the Annual Meeting otherwise might not be obtained.

REVOCABILITY AND VOTING OF PROXY

  A proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Any stockholder who gives a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. Attendance and voting at the Annual Meeting in and of itself will not constitute a valid revocation of a proxy. All proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are given, proxies will be voted FOR approval of Proposals Nos. 1 and 2 as set forth in the accompanying Notice of Annual Meeting of Stockholders.

RECORD DATE AND VOTING RIGHTS

  Only stockholders of record at the close of business on April 20, 1998 are entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. On April 20, 1998, there were 25,464,500 shares of Common Stock outstanding; each such share is entitled to one vote on each of the matters to be presented at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting.

  Proxies marked "withheld" as to any director nominee or "abstain" as to a particular proposal and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. The effect of proxies marked "withheld" as to any director nominee or "abstain" as to a particular proposal and broker non-votes on Proposals Nos. 1 and 2 is discussed under each respective Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of Common Stock as of April 20, 1998 by (i) each stockholder who is known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the Company's executive officers named in the Summary Compensation Table (see "Executive Compensation") and (iv) by all executive officers and directors of the Company as a group. The information as to each person or entity has been furnished by such person or group.

      NAME AND ADDRESS
             OF                                  SHARES BENEFICIALLY PERCENT OF
      BENEFICIAL OWNER                                OWNED(1)         CLASS
      ----------------                           ------------------- ----------
      Elton Alderman............................      3,995,600(2)      15.6%
      6 Thomas
      Irvine, California 92618
      Carol A. Auld.............................      3,744,999(3)      14.7%
      6 Thomas
      Irvine, California 92618
      Tom T. Kubota.............................      1,830,000(4)       7.2%
      6 Thomas
      Irvine, California 92618
      Thomas C. Billstein.......................      1,481,600(5)       5.8%
      6 Thomas
      Irvine, California 92618
      Melanie A. McCaffery......................          5,000(6)        *
      6 Thomas
      Irvine, California 92618
      Nicholas M. Rosier........................         14,000(7)        *
      6 Thomas
      Irvine, California 92618
      All officers and directors as a group (5
       persons) (8).............................      7,326,200(9)      28.6%

--------
 * Less than 1%.

(1) Beneficial ownership as reported in the table above has been determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934. Shares of Common Stock subject to options currently exercisable, or exercisable within 60 days of April 20, 1998, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2) Includes 100,000 shares of Common Stock subject to options exercisable within 60 days of April 20, 1998.
(3) Carol Auld obtained beneficial ownership of 3,744,999 shares following the death of her husband, Edwin C. Auld Jr., on February 8, 1996 and as a result of the subsequent settlement of his estate.
(4) Includes 40,000 shares of Common Stock subject to options exercisable within 60 days of April 20 1998.
(5) Includes 40,000 shares of Common Stock subject to options exercisable within 60 days of April 20, 1998.
(6) Consists of shares subject to options exercisable within 60 days of April 20, 1998.
(7) Includes 4,000 shares of Common Stock subject to options exercisable within 60 days of April 20, 1998.
(8) Includes shares held by Messrs. Alderman, Kubota, Billstein and Rosier and Ms. McCaffery who collectively served as the Company's directors and executive officers as of April 20, 1998.
(9) Includes 189,000 shares of Common Stock subject to options exercisable within 60 days of April 20, 1998.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  In April 1998, the Company's Board of Directors amended the Company's Bylaws (the "Bylaws") to provide that the members of the Company's Board of Directors be divided into three classes serving staggered three-year terms, designated Class I, Class II and Class III, respectively. Nevada law requires that at least one-fourth (1/4) of the Board of Directors be elected annually. Accordingly, Class I directors hold office for an initial term expiring at the Annual Meeting in 1999. Class II directors hold office for an initial term expiring at the Annual Meeting in 2000. Class III directors hold office for an initial term expiring at the Annual Meeting in 2001. At each Annual Meeting held thereafter, directors shall be elected for a three-year term to succeed the directors of the class whose terms then expire.

  Pursuant to Nevada law and the Company's Bylaws, the number of directors constituting each class shall be fixed from time to time by a resolution duly adopted by the Board of Directors. The Company's Bylaws provide that the aggregate number of directors shall be no less than three nor more than nine. Currently, the Board of Directors has authorized two directors in each class for a total of six directors. At the 1998 Annual Meeting, one Class I director, one Class II director and two Class III directors will be elected to hold office for their respective initial terms. The vacant Class I and Class II directorships will be filled by the Board of Directors at a later date to serve the balance of such class' respective term.

  Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the four (4) nominees named below. All of the nominees presently are directors of the Company.

  The nominees have indicated that they are willing and able to serve as directors if elected. If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

  The names and certain information concerning the four (4) nominees for election as directors are set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

DIRECTORS

  The nominees, their ages, the year in which each first became a director of the Company and their principal occupations or employment during the past five years are as follows:

                                    CLASS I
         (Director nominated for office with a term expiring in 1999)

      NAME                                                    AGE DIRECTOR SINCE
      ----                                                    --- --------------
      Melanie A. McCaffery...................................  44      1997

  Melanie A. McCaffery has served as a director of both the Company and PSL since June 1997. Mrs. McCaffery, a certified public accountant, is the President of McCaffery & Associates, a financial and accounting firm which she founded in October 1995. From October 1988 through September 1995,
Mrs. McCaffery was a Partner with the international accounting firm of Coopers & Lybrand L.L.P. From 1978 through October 1988, Mrs. McCaffery served as a staff member at Coopers & Lybrand L.L.P. Mrs. McCaffery serves on the board of directors of Boyds Wheels, Inc. a publicly-traded company. Mrs. McCaffery received a Bachelor's degree in political science from the University of California, Los Angeles, in 1975 and a Master's in Business Administration from the University of Southern California in 1978.

                                   CLASS II
         (Director nominated for office with a term expiring in 2000)

      NAME                                                    AGE DIRECTOR SINCE
      ----                                                    --- --------------
      Tom T. Kubota..........................................  58      1995

  Tom T. Kubota has served as a director of the Company since the Reorganization in June 1995. Between June 1995 and April 1997, Mr. Kubota served as the Company's Vice President, Finance. In June 1997, Mr. Kubota was promoted to Vice President, Investor Relations. From October 1993 to the present, Mr. Kubota has also served as a director of PSL. Prior to joining PSL, Mr. Kubota served as an independent consultant for EPL Pro-Long, Inc., from March 1992 to October 1993. Since the date of Mr. Kubota's employment with the Company and PSL, respectively, he has served as an independent consultant to each entity. Mr. Kubota is also a vice president and director of GenCell, Inc. and a senior vice president and director of Steriodogenesis Inhibitors International, both of which are publicly-traded companies.

                                   CLASS III
         (Directors nominated for office with terms expiring in 2001)

      NAME                                                    AGE DIRECTOR SINCE
      ----                                                    --- --------------
      Elton Alderman.........................................  59      1995
      Thomas C. Billstein....................................  45      1995

  Elton Alderman has served as the Chairman of the Board of Directors, President and Chief Executive Officer of the Company since the Reorganization in June 1995. From October 1993 to the present, Mr. Alderman has also served as a director, President and Chief Executive Officer of PSL, the Company's wholly-owned operating subsidiary. Prior to joining PSL, Mr. Alderman served as the President and Chief Executive Officer of EPL Pro-Long, Inc., the holder of the patent for the AFMT formula, from July 1988 until October 1993.

  Thomas C. Billstein has served as a director of the Company since the Reorganization in June 1995. Mr. Billstein has also served as the Company's Vice President and Secretary since February 1996. From October 1993 to the present, Mr. Billstein has also served as a director of PSL, and has served as PSL's Secretary since February 1996. Prior to joining PSL, Mr. Billstein served as an independent financial and legal consultant to EPL Pro-Long, Inc. from August 1992 until October 1993. From November 1991 to August 1992, Mr. Billstein provided independent financial and legal consulting services to various small companies located in Southern California. Since commencing his employment with the Company and PSL, Mr. Billstein has served as an independent financial and legal consultant to those entities as well. Mr. Billstein holds a Bachelor of Science Degree in Business Administration with an emphasis in Finance-Investments from California State University Long Beach. He attended Whittier College School of Law, was awarded the American Jurisprudence Award for Agency Law, and graduated with a Juris Doctorate degree in 1978. Mr. Billstein is a member of the State Bar of California.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

  The Board of Directors of the Company held seven (7) meetings during the fiscal year ended December 31, 1997. Each incumbent director attended at least seventy-five percent (75%) of the aggregate of the number of meetings of the Board.

  During the year ended December 31, 1997, the Company did not have a compensation committee or any other board committee that performed equivalent functions. However, during such year, all of the members of the Board of Directors determined executive officer compensation but did not participate in proceedings or decisions of the Board of Directors regarding their respective compensation. Effective January 1998, the Board of Directors appointed a Compensation Committee comprised of Mrs. McCaffery and Mr. Billstein. Assuming the reelection of Mrs. McCaffery and Mr. Billstein at the annual meeting, the composition of the Compensation

Committee of the Board of Directors shall remain the same. The functions of the Compensation Committee include reviewing and approving executive compensation policies and practices, reviewing salaries and bonuses for certain officers of the Company, administering the Company's 1997 Stock Incentive Plan, subject to the provisions set forth in such plan, and considering such other matters as may be referred to the Compensation Committee by the Board of Directors from time to time.

  During the year ended December 31, 1997, the Company did not have an audit committee or any other board committee that performed equivalent functions. Effective January 1998, the Board of Directors appointed an Audit Committee comprised of Mrs. McCaffery. Assuming the reelection of Mrs. McCaffery at the annual meeting, the composition of the Audit Committee of the Board of Directors shall remain the same. The functions of the Audit Committee include recommending to the Board of Directors the retention of the independent auditors, reviewing the scope of the annual audit undertaken by the Company's independent auditors and the progress and results of their work, and reviewing the financial statements of the Company and its internal accounting and auditing procedures.

  During the year ended December 31, 1997, the Company did not have a nominating committee or any other board committee that performed equivalent functions. Effective January 1998, the Board of Directors appointed a Nominating Committee comprised of Messrs. Alderman and Kubota. Assuming the reelection of Messrs. Alderman and Kubota at the annual meeting, the composition of the Nominating Committee of the Board of Directors shall remain the same. The principal function of the Nominating Committee is identifying and screening candidates for membership on the Company's Board of Directors.

  Stockholders may recommend nominees for election as directors by writing to the Chief Executive Officer of the Company.

DIRECTORS' COMPENSATION

  The Company's directors do not receive cash compensation for attendance at Board of Directors or committee meetings, but may be reimbursed for certain expenses in connection with attendance at Board of Directors and committee meetings.

VOTE REQUIRED

  The four nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast "FOR" a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Broker non-votes and proxies marked "withheld" as to one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

                              EXECUTIVE OFFICERS

  The following table sets forth certain information with respect to each of the Company's executive officers as of April 20, 1998:

   NAME                                AGE               POSITION
   ----                                ---               --------
   Elton Alderman.....................  59 President and Chief Executive Officer
   Thomas C. Billstein................  45 Vice-President and Secretary
   Tom T. Kubota......................  58 Vice President, Investor Relations
   Nicholas M. Rosier.................  52 Chief Financial Officer

  A biographical summary regarding Messrs. Alderman, Billstein and Kubota has been presented earlier.

  Nicholas M. Rosier has served as Controller of PSL since March 1997 and was promoted to Chief Financial Officer of the Company and PSL, effective July 1997. For the four year period prior to his joining PSL, Mr. Rosier was the Controller and Financial Accounting Manager of two divisions for DePUY, Inc., a major public manufacturing company in the global orthopaedic industry. Prior to that position Mr. Rosier was the Controller/Director of Finance for thirteen years for Adams Rite Manufacturing Company, a privately owned manufacturer of locks and automotive equipment. He holds a Bachelor's degree in accounting and finance from H.B.S. in Holland.


                            EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

  The following table sets forth the compensation paid in the years ended December 31, 1997, 1996 and 1995 to the Company's Chief Executive Officer and the Company's other executive officers (collectively, the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                    ANNUAL
                                 COMPENSATION              LONG TERM COMPENSATION
                              ------------------          ------------------------
                                                            RESTRICTED             ALL OTHER
        NAME AND                                              STOCK       OPTION    COMPEN-
   PRINCIPAL POSITION    YEAR SALARY($) BONUS($)          AWARDS($)/(1)/ GRANTS(#) SATION($)
   ------------------    ---- --------- --------          -------------- --------- ---------
Elton Alderman.......... 1995      --       --                   --           --     61,250
 President and Chief     1996   93,337   45,419/(2)/             --           --        --
 Executive Officer       1997  134,000   90,000/(3)//(4)/        --       500,000       --
Thomas C. Billstein..... 1995      --       --                   --           --     53,008
 Vice-President and      1996   90,256   36,850/(2)/             --           --        --
 Secretary               1997  120,000   60,000/(3)//(5)/        --       200,000       --
Nicholas M. Rosier...... 1995      --       --                   --           --        --
 Chief Financial Officer 1996      --       --                   --           --        --
                         1997   61,993   20,000/(6)/             --        20,000       --
Tom T. Kubota........... 1995      --       --                   --           --     65,250
 Vice President Investor 1996   90,000      --                62,500          --    118,500
 Relations               1997   61,393   45,000/(3)/             --       200,000    35,000/(7)/

--------
(1) At December 31, 1997, the above-named individuals collectively held approximately 7,159,200 shares of Common Stock with a value of $14,103,624 in the aggregate, based on the closing share price of $1.97 per share on such date.

(2) Represents an amount paid to the named individual in 1997 for his performance in 1996.

(3) Represents an amount paid to the named individual in 1998 for his performance in 1997.

(4) In addition to the foregoing amount, Mr. Alderman received advances from the Company on his annual bonus in the amount of $107,477. It is intended that the Company will offset such advances against bonuses to be paid to Mr. Alderman in fiscal 1998 and fiscal 1999.

(5) In addition to the foregoing amount, Mr. Billstein received advances from the Company on his annual bonus in the amount of $80,890. It is intended that the Company will offset such advances against bonuses to be paid to Mr. Billstein in fiscal 1998 and fiscal 1999.

(6)  Includes $12,500 paid to Mr. Rosier in 1998 for his performance in 1997.

(7) Represents fees paid to Mr. Kubota in his capacity as an independent consultant to the Company prior to June 1997.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth stock options granted to the Named Executive Officers during fiscal 1997:

                                                                                           POTENTIAL
                                                                                          REALIZABLE
                                                                                       VALUE AT ASSUMED
                                                 PERCENT OF                             ANNUAL RATES OF
                                                    TOTAL                                 STOCK PRICE
                                               OPTIONS GRANTED                         APPRECIATION FOR
                               NUMBER OF       TO EMPLOYEES IN EXERCISE OR             OPTION TERM/(3)/
                         SECURITIES UNDERLYING     FISCAL      BASE PRICE  EXPIRATION -------------------
          NAME            OPTIONS GRANTED (#)     YEAR/(1)/      ($/SH)    DATE/(2)/   5%($)     10%($)
          ----           --------------------- --------------- ----------- ---------- -------- ----------
Elton Alderman..........        500,000             45.4%         $2.00     6/4/2007  $628,894 $1,593,742
Thomas C. Billstein.....        200,000             18.1%         $2.00     6/4/2007  $251,557 $  637,497
Nicholas M. Rosier......         20,000              1.8%         $2.00     6/4/2007  $ 25,156 $   63,750
Tom T. Kubota...........        200,000             18.1%         $2.00     6/4/2007  $251,557 $  637,497

--------
(1) Options to purchase an aggregate of 1,102,188 shares of Common Stock were granted to employees, including the Named Executive Officers, during the year ended December 31, 1997.

(2) The Option granted has a term of ten years, subject to earlier termination on certain events related to termination of employment or service to the Company.

(3) The potential realizable value is calculated based on the term of the option at its time of grant (10 years). It is calculated by assuming that the stock price appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the option holder is possible unless the stock price increases over the option term.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

  The following table sets forth certain information regarding option exercises during the fiscal year ended December 31, 1997 by each of the Named Executive Officers:

                                                          NUMBER OF
                                                    SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                                                   UNEXERCISED OPTIONS AT    IN-THE-MONEY OPTIONS AT
                                          VALUE      FISCAL YEAR-END (#)     FISCAL YEAR END($)/(1)/
                         SHARES ACQUIRED REALIZED ------------------------- -------------------------
          NAME            ON EXERCISE #    ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           --------------- -------- ----------- ------------- ----------- -------------
Elton Alderman..........         0           0          0        500,000          0            0
Thomas C. Billstein.....         0           0          0        200,000          0            0
Nicholas M. Rosier......         0           0          0         20,000          0            0
Tom T. Kubota...........         0           0          0        200,000          0            0

--------
(1) Value is based on the average of the high and low bid price for the Common Stock as reported on the system of the National Association of Securities Dealers, Inc., known as the OTC Bulletin Board on December 31, 1997 (the "Fair Market Value") minus the exercise price or base price of "in-the-money" options. The Fair Market Value of the Common Stock as of December 31, 1997 was $1.97 per share.

STOCK OPTION AND PURCHASE PLANS

1997 Stock Incentive Plan

  The Company's 1997 Stock Incentive Plan (the "Plan") was adopted by the Company's stockholders and the Board of Directors in June 1997. The Plan provides for the granting of "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options and restricted stock. The Plan has authorized for issuance up to 2,500,000 shares of Common Stock. Under the Plan, shares of Common Stock may be granted to directors, officers, employees, consultants and other service providers of the Company, except that incentive stock options may not be granted to non-employee directors. The Plan is administered by the Board of Directors or a committee appointed by the Board of Directors (the "Committee"), which has sole discretion and authority, consistent with the provisions of the Plan, to determine which eligible participants will receive options, the time when options will be granted, the terms of options granted and the number of shares which will be subject to options granted under the Plan. Presently, the Compensation Committee administers the Plan. As of December 31, 1997, there were 1,355,378 options outstanding under the Plan at a weighted average exercise price of $2.10 per share. Officers and directors hold options to purchase 945,000 shares of Common Stock, none of which were exercisable as of December 31, 1997. In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, all outstanding unvested options of the Plan shall be accelerated.

  The exercise price under the Plan is determined by the Board of Directors, provided that, generally in the case of an incentive stock option, the exercise price shall be equal to the fair market value of the Common Stock as of the date of grant, as determined by the Board of Directors. In the case of an incentive stock option granted to an optionee who owns more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary of the Company (a "10% Holder"), the exercise price may be no less than 110% of the fair market value of the Common Stock on the date the option is granted. The Board of Directors has the authority to determine the time or times at which options granted under the Plan become exercisable, provided that incentive options must expire no later than ten years from the date of grant, or five years in the case of a 10% Holder. Options are not assignable and are nontransferable, other than upon death by will and the laws of descent and distribution, and generally may be exercised only by an employee while employed by the Company or within 30 days after termination of employment.

  In the event of a "change in control" of the Company, all outstanding options and rights to purchase Common Stock will become fully vested and immediately exercisable. A change in control means generally (i) the acquisition by a person or group of more than 50% of the outstanding securities of the Company, (ii) a merger or consolidation in which the Company is not the survivor, (iii) the sale or disposition of substantially all of the assets of the Company, (iv) a liquidation or dissolution of the Company, or
(v) a reverse merger in which more than 50% of the combined voting power of the Company's outstanding securities are transferred.

  The Board of Directors may, in its discretion, amend or terminate the 1997 Stock Incentive Plan. However, no amendment or termination may adversely affect a participant's rights as to prior grants. The Plan shall terminate in any event in June 2007.

EMPLOYMENT AGREEMENTS

  The Company does not have employment agreements with any of its executive officers. Prior to December 31, 1997, compensation of the executive officers was evaluated, from time to time, by the Board of Directors and increased or decreased based on each officer's performance generally as well as specified criteria related to each officer's performance of his duties. Currently, compensation of the executive officers is evaluated by the Compensation Committee based on similar criteria.

              BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

  During the year ended December 31, 1997, the Company did not have a compensation committee or any other board committee that performed equivalent functions. However, during such year, all of the members of the Board of Directors determined executive officer compensation but did not participate in proceedings or decisions of the Board of Directors regarding their respective compensation. Effective January 1998, the Board of Directors appointed a Compensation Committee comprised of Mrs. McCaffery and Mr. Billstein.

GENERAL COMPENSATION POLICY

  The Company's compensation policy is designed to attract and retain qualified key executives critical to the Company's success and to provide such executives with performance-based incentives tied to the achievement of Company milestones. One of the Board of Directors' primary objectives is to have a substantial portion of each executive officer's total compensation contingent upon the Company's performance as well as upon the individual's contribution to the Company's success as measured by his personal performance. Accordingly, each executive officer's compensation package is comprised primarily of three elements: (i) base salary which reflects individual performance and expertise and is designed to be competitive with salary levels in the industry; (ii) variable performance awards payable in cash and tied to the Company's achievement of certain goals; and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

FACTORS

  The principal factors which the Board of Directors considered in establishing the components of each executive officer's compensation package for the 1997 fiscal year are summarized below. However, the Compensation Committee may in its discretion apply different factors, particularly different measures of financial performance, in setting executive compensation in future fiscal years.

BASE SALARY

  The base salary levels for the executive officers were established by the Board of Directors for the 1997 fiscal year on the basis of the following factors: personal performance, the estimated salary levels in effect for similar positions at a select group of companies with which the Company competes for executive talent, and internal comparability considerations. Although the Board of Directors reviewed various compensation surveys, the Board of Directors did not rely upon any specific survey for comparative compensation purposes. Instead, the Board of Directors made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. Base salaries will be reviewed by the Compensation Committee on an annual basis, and adjustments will be made in accordance with the factors indicated above.

ANNUAL INCENTIVE COMPENSATION

  Executive officers have an opportunity to earn annual incentives based upon performance targets. The Board of Directors may also award bonuses in cases where such performance targets are not met if it determines that the circumstances warrant such action. For fiscal year 1997, the performance targets for the executive officers included revenues, pre-tax profits and earnings per share. The weight given to each factor varied from individual to individual. Additionally, each executive officer has a discretionary portion of the annual incentive linked to achievement of non-financial goals, which differ depending upon the responsibilities of the executive officer in question.

LONG-TERM INCENTIVE COMPENSATION

  The 1997 Stock Incentive Plan also provides the Board of Directors with the ability to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The number of shares subject to each option grant is based upon the executive officer's tenure, level of responsibility and relative position in the Company. Stock options totaling 1,102,188 shares were granted to employees, including the executive officers, during 1997. The exercise price for the stock options is the fair market value of the stock on the date of the grant. Options generally vest at a rate of 20% per year starting on the anniversary date of the option grant and are contingent upon the officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ and the market price of the Company's Common Stock appreciates over the option term.

CEO COMPENSATION

  The Chief Executive Officer participates in the compensation program discussed above. The Board of Directors set the base salary for Mr. Elton Alderman, the Company's Chief Executive Officer for the 1997 fiscal year, at a level which is designed to provide him with a salary competitive with salaries paid to chief executive officers of similarly-sized companies in the industry and commensurate with Mr. Alderman's experience. The Board of Directors awarded an incentive payment totaling $90,000 based upon the fact that the Company had achieved records sales and profitability levels and that Mr. Alderman had achieved certain non-financial goals determined by the Board of Directors prior to the beginning of the year. Mr. Alderman also received option grants totaling 500,000 shares as long-term incentive compensation.

Respectfully submitted,

Elton Alderman, Chairman
Thomas C. Billstein
Tom T. Kubota
Melanie A. McCaffery

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During the year ended December 31, 1997, the Company did not have a compensation committee or any other board committee that performed equivalent functions. However, during such year, all of the members of the Board of Directors determined executive officer compensation but did not participate in proceedings or decisions of the Board of Directors regarding their respective compensation. Messrs. Alderman, Billstein, Kubota and Rosier all serve concurrently as officers and/or directors of both the Company and its wholly-owned operating subsidiary, Prolong Super Lubricants, Inc., a Nevada corporation ("PSL").

                             CERTAIN TRANSACTIONS

  In January 1997, Prolong Acquisition Corporation, a Delaware corporation ("PAC") owned by Elton Alderman and Thomas C. Billstein, acquired the International Hot Rod Association, a sanctioning body for certain motorsports competitions commonly known as drag races. Following the acquisition, PAC was renamed the International Hot Rod Association, Inc. (the "IHRA"). It was contemplated that the Company or PSL would purchase an equity interest in the IHRA. In February 1997, the Board of Directors formally considered purchasing an equity interest in the IHRA but determined not to make such an investment at that time. The proposed terms were substantially the same as those terms at which Messrs. Alderman and Billstein made the acquisition. Messrs. Alderman and Billstein abstained from voting on such proposed transaction.

  Currently, the Company is a party to a sponsorship agreement with the IHRA. During 1997, the Company paid the IHRA $50,000 for sponsorship of the Prolong Super Lubricants Spring Nationals in Bristol, Tennessee and $35,000 for sponsorship of the Prolong Super Lubricants--Ohio Lottery World Nationals in Norwalk, Ohio. In addition to the above contemplated transaction with the IHRA, as of March 31, 1998, the Company has advanced the IHRA approximately $280,000 in the aggregate as a prepayment for sponsorship and title rights of nationally televised national events to occur in 1998 and 1999.

  From the date of the Reorganization and continuing to June 1997, Tom Kubota has served as an independent consultant for the Company. In the fiscal year ended December 31, 1997, the Company paid $35,000 to Mr. Kubota for consulting services.

  Messrs. Alderman, Billstein, Rosier and Kubota all hold concurrent positions as officers and/or directors of both the Company and PSL.

  From January 1996 and continuing through the present, Melanie McCaffery has served as an independent consultant for the Company. In the fiscal year ended December 31, 1997, the Company paid approximately $73,000 to Mrs. McCaffery for consulting services.

  Other than the related transactions disclosed above, the Company is not aware of any transactions or proposed transactions to which the Company or PSL was or is to be a party, in which any director, executive officer, nominee for election as a director, security holder or any member of the immediate family of the persons named above had or is to have a direct or indirect material interest.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  Based solely upon its review of the copies of Forms 3 and 4 and amendments thereto furnished to the Company, or written representations that no annual Form 5 reports were required, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") applicable to its directors, officers and any persons holding ten percent (10%) or more of the Company's Common Stock were made with respect to the Company's fiscal year ended December 31, 1997.

                            STOCK PERFORMANCE GRAPH

  Set forth below is a line graph comparing the cumulative stockholder return on the Company's Common Stock with the cumulative total return of the Russell 2000 Index and an industry peer group identified by the Company (the "Peer Group Index"). The Peer Group Index consists of WD-40 Company and Wynn's International, Inc. The Peer Group Index returns consist of the weighted returns of each component issuer according to such issuer's respective stock market capitalization at the beginning of each period for which a return is indicated.

  The graph assumes an investment of $100 in the Company's Common Stock on September 3, 1997, the date on which the Company's Common Stock was first registered under the Exchange Act, and an investment in each of the Russell 2000 Index and the Peer Group Index of $100 on September 3, 1997. The graph covers the period from September 3, 1997 through the fiscal year ended December 31, 1997.

  The calculation of cumulative stockholder return for the Russell 2000 Index and the Peer Group Index includes reinvestment of dividends. The calculation of cumulative stockholder return on the Company's Common Stock does not include reinvestment of dividends because the Company did not pay dividends during the measurement period. The performance shown is not necessarily an indicator of future price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                    AMONG PROLONG INTERNATIONAL CORPORATION,
                           THE RUSSELL 2000 INDEX AND
                              THE PEER GROUP INDEX


                       [PERFORMANCE GRAPH APPEARS HERE]

                             PROLONG
                             INTERNATIONAL    RUSSELL       PEER GROUP
Measurement Period           CORP.            2000 INDEX    INDEX
---------------------        -------------    ----------    ----------
Measurement Pt-09/03/97      $100.00          $100.00       $100.00
09/30/97                     $ 90.91          $107.32       $106.34
10/31/97                     $ 78.55          $102.60       $105.52
11/30/97                     $ 72.73          $101.94       $ 99.87
12/31/97                     $ 81.82          $103.72       $102.87

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION AND THE STOCK PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                                PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has selected Deloitte & Touche, LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1998, and recommends that stockholders vote for ratification of such appointment. In determining whether the proposal has been approved, abstentions will be counted as votes against the proposal and broker non-votes will not be counted as votes for or against the proposal or as votes present and voting on the proposal. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

  Deloitte & Touche, LLP has audited the Company's financial statements annually since its fiscal year ended December 31, 1996. Its representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                            CHANGES IN ACCOUNTANTS

  The Company's financial statements for the years ended December 31, 1995 and 1994 were audited by Corbin & Wertz, independent accountants. In February 1997, the Company dismissed Corbin & Wertz and engaged Deloitte & Touche, LLP as its independent accountants. The change in the Company's independent accountants was the result of a mutual agreement between the Company and Corbin & Wertz. There were no disagreements with Corbin & Wertz on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during such period, which disagreements, if not resolved to the satisfaction of Corbin & Wertz, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

  The decision to engage Deloitte & Touche, LLP was approved by the Board of Directors of the Company.

                             STOCKHOLDER PROPOSALS

  Any stockholder desiring to submit a proposal for action at the 1999 Annual Meeting of Stockholders and presentation in the Company's Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than January 16, 1999 in order to be considered for inclusion in the Company's proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

                                 OTHER MATTERS

  The Company has enclosed with this Proxy Statement a copy of the Annual Report to Stockholders for the year ended December 31, 1997.

  Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

  Stockholders who do not expect to attend in person are urged to promptly execute and return the enclosed Proxy.

                                          By Order of the Board of Directors

                                          /s/ THOMAS C. BILLSTEIN

                                          Thomas C. Billstein
                                          Secretary
Irvine, California
May 15, 1998

PROXY
                       PROLONG INTERNATIONAL CORPORATION
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
               ANNUAL MEETING OF THE STOCKHOLDERS--JUNE 15, 1998

  The undersigned hereby nominates, constitutes and appoints Elton Alderman and Nicholas M. Rosier, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of PROLONG INTERNATIONAL CORPORATION which the undersigned is entitled to represent and vote at the 1998 Annual Meeting of Stockholders of the Company to be held at the Atrium Hotel (formerly the Airporter), located at 18700 MacArthur Blvd., Irvine, California 92612, on June 15, 1998, at 6:00 P.M., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

               THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 AND 2

  1. Election of Directors
     [_] FOR                                            [_] WITHHOLD AUTHORITY
         all nominees listed belowto vote for all nominees listed below (except as marked to the contrary below)

         Election of the following nominees as directors:
         Class I: Melanie A. McCaffery
         -------
         Class II: Tom T. Kubota
         --------
         Class III: Elton Alderman and Thomas C. Billstein
         ---------

(INSTRUCTIONS: To withhold authority to vote for any nominee, print that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

  2. Ratification of Deloitte & Touche, LLP as independent auditors:

                     [_] FOR    [_] AGAINST     [_] ABSTAIN

  3. In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.


              IMPORTANT--PLEASE SIGN AND DATE AND RETURN PROMPTLY

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY AND "FOR" RATIFICATION OF DELOITTE & TOUCHE, LLP AS INDEPENDENT AUDITORS.

                                             Date ____, 1998

                                             ----------------------
                                                 (Signature of
                                                  stockholder)

                                             Please sign your name exactly as it
                                             appears hereon. Executors,
                                             administrators, guardians, officers
                                             of corporations and others signing
                                             in a fiduciary capacity should
                                             state their full titles as such.

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.